Starfighters Space (NYSE American: FJET) Advances STARLAUNCH Program and Commercial Space Development Through Strategic $17.5 Million Investment

Capital Expected to Accelerate Launch Readiness, Infrastructure Expansion, Flight Operations, and Next-Generation Commercial Space Capabilities

KENNEDY SPACE CENTER, Fla. - May 22, 2026 - Starfighters Space, Inc. ("Starfighters Space" or the "Company") (NYSE American: FJET), the space company operating the world's only commercial fleet of flight-ready MACH 2+ supersonic aircraft, today announced a $17.5 million strategic equity investment led by global institutional investors.

The Company intends to use the capital to support operational expansion, infrastructure development, and continued advancement of its STARLAUNCH platform, including initiatives tied to launch readiness, mission execution capabilities, and broader space launch operations.

The financing represents a strategic milestone in the Company's transition as it prepares to mature from operational capability development toward scaled commercial execution across multiple space-access markets.

"This financing represents a strong endorsement of our platform and long-term strategy," said Tim Franta, Chief Executive Officer of Starfighters Space. "With the STARLAUNCH platform defining our path to space, this capital allows us to accelerate execution, expand operational capabilities, and position the Company to meet growing commercial demand for responsive space access."

Since completing its IPO in December 2025, the Company has differentiated itself in the emerging market for flexible, high-cadence space access. Recent completion of wind tunnel testing for STARLAUNCH I validated key system dynamics and reduced technical risk, enabling progression toward flight testing and near-term commercial mission activity.

Operating from NASA's Kennedy Space Center in Florida, Starfighters Space is advancing a distinct space platform through its reusable, supersonic aircraft-based launch architecture. With a disciplined development roadmap, the Company is building towards a scalable commercial platform for satellite deployment, microgravity missions, defense applications, and space testing.

Near-term milestones include continued STARLAUNCH I mission activity and procurement scaling, alongside STARLAUNCH II development with a targeted space demonstration flight timeline over the next 18 to 24 months, subject to regulatory approvals and program execution.

The definitive securities purchase agreement with the institutional investors provides for the issuance and sale of the Company's securities in exchange for an approximately $17.5 million equity investment. The transaction is expected to close on or about May 27, 2026, subject to customary closing conditions.

Cantor is serving as exclusive placement agent. DLA Piper LLP (US) is serving as legal advisor to Cantor. McMillan LLP is serving as legal advisor to Starfighters Space.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission ("SEC") registering the resale of the shares of common stock issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Starfighters Space, Inc.

Starfighters Space, Inc. is a space company focused on high-speed flight operations, hypersonic testing, space research, pilot training, and future air-launch space capabilities. Operating from NASA's Kennedy Space Center in Florida, the Company maintains the world's only commercial fleet of flight-ready F-104 supersonic aircraft capable of sustained MACH 2+ operations.

Starfighters Space is advancing STARLAUNCH, its responsive airborne launch platform designed to support commercial, government, research, and national security-related missions. The Company's operational capabilities include payload deployment, airborne aerospace testing, microgravity and high-speed flight environments, and reusable airborne launch infrastructure designed to support the evolving commercial space economy.

For more information, visit Starfighters Space.

Contacts

Investor Relations
investors@starfightersspace.com

Media Relations
StarfightersSpace@icrinc.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable United States securities laws. Forward-looking statements generally relate to future events or the Company's future financial or operational performance and may include statements regarding the expected closing of the private placement financing, anticipated use of proceeds, advancement of the STARLAUNCH platform, infrastructure expansion, mission readiness activities, commercial space development, hypersonic testing capabilities, future launch operations, operational scaling, and broader aerospace market opportunities.

These forward-looking statements are based on current expectations, estimates, forecasts, and assumptions that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially include, but are not limited to, risks associated with the completion of the financing transaction, regulatory approvals, launch licensing requirements, operational execution, development timelines, competitive market conditions, customer adoption, capital requirements, aerospace and defense industry conditions, government contracting risks, macroeconomic conditions, and other risks detailed from time to time in the Company's filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.